UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of Earliest Event Reported): FEBRUARY 15, 2006

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                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)


         COLORADO                     000-28947                84-1374613
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
   of Incorporation)                                       Identification No.)

                 13855 STOWE DRIVE, POWAY, CALIFORNIA     92064
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's Telephone Number, Including Area Code: (858) 375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written  communications  pursuant  to  Rule  425  under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM  8.01  OTHER  EVENTS.

On February 15, 2006, the SEC declared effective our registration statement on Form SB-2 (File No. 333-131778), Amendment No. 1, which we filed with the SEC on February 14, 2005. We filed this registration statement to register the resale of shares of common stock issued pursuant to a securities purchase agreement entered into in October 2005 with an accredited investor, and shares that may be issued upon exercise of warrants granted in connection with that financing. In addition, the registration statement included shares of common stock that may be issued upon conversion or redemption of shares of our Series D Preferred Stock, which were issued pursuant to a securities purchase agreement entered into in January 2006 with selected accredited investors, shares of common stock that may be issued as dividends on the Series D Preferred Stock or otherwise in connection with the terms applicable to the Series D Preferred Stock and shares of common stock that may be issued upon the exercise of warrants granted in connection with that financing. Our company will not receive any proceeds from sales of common stock by the selling stockholders, but may receive proceeds upon the exercise of warrants held by the selling stockholders.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPACEDEV,  INC.

Date:  February  15,  2006      By:  /s/  RICHARD  B.  SLANSKY
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                                    Richard  B.  Slansky
                                    President  &  Chief  Financial  Officer